EXHIBIT 99.24

American River Holdings and North Coast Bank
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2000 (in thousands)
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                                                                                                  ARH
                                                                                                 and NCB
                                                                         ARH          NCB       Combined
                                                                      ---------    ---------    ---------
ASSETS

Cash and cash equivalents:
     Cash and due from banks                                          $  12,620    $   3,864    $  16,484
     Federal funds sold                                                   6,018        4,180       10,198
                                                                      ---------    ---------    ---------
         Total cash and cash equivalents                                 18,638        8,044       26,682

Interest bearing deposits in other financial institutions                 5,243          997        6,240

Securities:
     Available for sale, at fair value                                   29,534        1,564       31,098
     Held to maturity, at amortized cost                                 17,003                    17,003

Loans and leases, net of allowance for loan and lease losses
     and deferred fees                                                  132,678       46,203      178,881

Premises and equipment, net of
     accumulated depreciation and amortization                              628          723        1,351

Intangibles                                                                 139           17          156

Accounts receivable servicing receivables                                 2,908                     2,908

Accrued interest receivable and other assets                              3,695          798        4,493
                                                                      ---------    ---------    ---------

                                                       TOTAL ASSETS   $ 210,466    $  58,346    $ 268,812
                                                                      =========    =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
     Noninterest-bearing demand deposits                              $  49,687    $  11,363    $  61,050
     Interest-bearing deposits                                          138,502       42,121      180,623
                                                                      ---------    ---------    ---------
         Total deposits                                                 188,189       53,484      241,673

Other borrowings                                                          2,094           --        2,094

Accrued expenses and other liabilities                                    1,313          329        1,642
                                                                      ---------    ---------    ---------
     Total liabilities                                                $ 191,596    $  53,813    $ 245,409

SHAREHOLDERS' EQUITY:

Common stock                                                          $   6,722    $   1,986    $   8,708

Additional paid in capital                                                   --        1,908        1,908

Retained earnings                                                        12,261          645       12,906

Accumulated other comprehensive loss, net of tax                           (113)          (6)        (119)
                                                                      ---------    ---------    ---------
     Total shareholders' equity                                          18,870        4,533       23,403
                                                                      ---------    ---------    ---------

                         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 210,466    $  58,346    $ 268,812
                                                                      =========    =========    =========
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